UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

SEACOR Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (954) 523-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On December 22, 2011, Era Group Inc. (“Era”), a Delaware corporation and wholly-owned subsidiary of SEACOR Holdings Inc. (the “Company”), entered into a Senior Secured Revolving Credit Facility Agreement (the “Agreement”) by and among (1) Era, as the borrower, (2) Wells Fargo Securities, LLC., JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc., Suntrust Robinson Humphrey, Inc. and Regions Bank, as mandated lead arrangers, (3) Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc., Suntrust Robinson Humphrey, Inc. and Regions Bank, as bookrunners, (4) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent (the “Administrative Agent”), (5) JPMorgan Chase Bank, N.A., as syndication agent (the “Syndication Agent”), (6) Deutsche Bank Securities Inc., Suntrust Bank and Regions Bank, as co-documentation agents (in such capacity, together, the “Co-Documentation Agents”), (7) Compass Bank, Whitney Bank, Goldman Sachs Bank USA, Comerica Bank and The Northern Trust Company, as managing agents (the “Managing Agents” and together with the Administrative Agent, the Syndication Agent, and the Co-Documentation Agents, the “Agents”), (8) Wells Fargo, as swing line bank (the “Swing Line Bank”), and (9) the banks and financial institutions whose names and addresses are set out in Schedule A to the Agreement (together with any assignee and the Swing Line Bank, the “Lenders”, and each a “Lender”).

The Agreement provides Era with the ability to borrow under a senior secured revolving credit facility an amount up to $350 million from the Lenders, with sublimits of up to $50 million for letters of credit and up to $25 million for swingline advances, subject to the terms and conditions specified in the Agreement. Under certain circumstances the facility may be increased by up to an additional $100 million. Borrowings under the Agreement are to be used for general corporate purposes. The credit facility expires by its terms on December 22, 2016.

At December 23, 2011, Era had approximately $252 million in borrowings outstanding under the Agreement. Of this amount, approximately $200 million was used to repay the Company some of the balance of existing intercompany advances previously made by the Company to Era.

Borrowings under the Agreement bear interest at a rate per annum equal to, at the election of Era, (i) the Base Rate (as defined in the Agreement) plus a margin of between 1.00% and 2.00% or (ii) LIBOR (as defined in the Agreement) plus a margin of between 2.10% and 3.35%, in each case depending on the ratio of Funded Debt to EBITDA (as defined in the Agreement). Under certain circumstances, such as following an event of default, amounts payable under the facility bear interest at a rate per annum equal to 2% plus the rate otherwise applicable. Era also is required to pay the Lenders a commitment fee on the average unfunded portion of the Lenders credit facility commitments during each quarter at a rate per annum of between 0.25% and 0.70% based on the ratio of Funded Debt to EBITDA.

Era may prepay borrowings under the credit facility or reduce the Lenders’ commitments without penalty. Era may be required to prepay borrowings under certain circumstances.

Repayment of borrowings and performance of other obligations of Era under the Agreement are guaranteed by its wholly-owned U.S. subsidiaries as well as the non-U.S. subsidiaries owning mortgaged helicopters. In general, the borrowings and other obligations of Era under the Agreement and related loan documents, and the guaranty obligations of the guarantors, are secured, subject to certain exceptions, by substantially all of the tangible and intangible assets of Era and each guarantor (including, without limitation, helicopters) pursuant to the terms of collateral documents.

The Agreement contains representations and warranties as well as affirmative and negative covenants, including financial covenants, of Era and the guarantors. Financial covenants include:

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minimum interest coverage ratio; maximum Funded debt to EBITDA; maximum Funded Debt to the value of all owned helicopters; and minimum of the aggregate value of mortgaged helicopters, accounts receivable and inventory to Funded Debt. Affirmative covenants include: quarterly and annual financial statements; compliance with applicable laws; and payment of taxes. Negative covenants include limitations on dividends, investments, indebtedness, mergers and acquisitions, liens, sales of assets, and transactions with affiliates. The Agreement also provides for covenants specifically relating to helicopters owned by Era or the guarantors, including their use, maintenance and inspection.

The Agreement contains events of default including: nonpayment of principal, interest or other amounts when due; inaccuracy in any material respect of the representations and warranties made by Era or the guarantors; defaults in the performance of specified covenants; cross-defaults with certain other indebtedness; certain judgments are made or ordered; the occurrence of certain bankruptcy or insolvency events; and the occurrence of a Change of Control or Material Adverse Change (as defined in the Agreement). Generally, upon the occurrence and during the continuance of an event of default under the Agreement, the Lenders’ obligations to make the facility available ceases and the Lenders may, by notice to Era, terminate their commitments and declare all loans and other obligations under the facility immediately due and payable. A bankruptcy or insolvency event of default causes all loans under the facility automatically to become due and payable. Following the occurrence of an event of default, Administrative Agent for the benefit of the Lenders may take possession of and/or sell the collateral securing the borrowing and other obligations of Era and the guarantors under the facility.

The foregoing description of the Agreement does not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Agreement, which will be filed with the Securities Exchange Commission in the future.

In the ordinary course of their respective businesses, one or more of the Agents or Lenders, or their affiliates, have or may have in the future various relationships with the Company and its affiliates involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, securities underwriting, advisory or other financial services, for which they received, or will receive, customary fees and reimbursement of expenses. One of the Lenders to Era, Whitney Bank, also is a lender to the Company under its Revolving Credit Facility Agreement, dated as of November 3, 2006, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an-Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

Date: December 28, 2011	By:	/s/ Paul L. Robinson
		Name:	Paul L. Robinson
		Title:	Senior Vice President and General Counsel

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